ANNEX I

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934

                            National Steel Corporation
                                 (Name of Issuer)

                    Class B Common Stock, par value $.01 per share
                          (Title of Class and Securities)

                                   637844-30-9
                     (CUSIP Number of Class of Securities)

                              Edmund C. Duffy, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                              New York, N.Y.  10022
                                 (212) 735-3000
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)

                                March 30, 1993
                         (Date of Event which Requires
                            Filing of this Statement)

              If the filing person has previously filed a statement on
              Schedule 13G to report the acquisition which is the
              subject of this Statement because of Rule 13d-1(b)(3) or
              (4), check the following:               ( )

             Check the following box if a fee is being paid with this
             Statement:                               ( )



                               SCHEDULE 13D

   CUSIP No. 637844-30-9
   _________________________________________________________________
   (1)  NAMES OF REPORTING PERSONS
        S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

        NKK U.S.A. Corporation
   _________________________________________________________________
   (2)  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
                                                         (a)  ( )
                                                         (b)  ( )
   _________________________________________________________________
   (3)  SEC USE ONLY

   _________________________________________________________________
   (4)  SOURCE OF FUNDS

        Not Applicable
   _________________________________________________________________
   (5)  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
       PURSUANT TO ITEMS 2(d) or 2(e)

   __________________________________________________________________
   (6)  CITIZENSHIP OR PLACE OF ORGANIZATION

        Delaware
   _________________________________________________________________
                                   (7)  SOLE VOTING POWER
         NUMBER OF
          SHARES                            None
       BENEFICIALLY                ___________________________________
         OWNED BY                  (8)  SHARED VOTING POWER
          EACH
         REPORTING                      22,100,000 (See Item 5)
          PERSON                   ___________________________________
          WITH                     (9)  SOLE DISPOSITIVE POWER

                                         None
                                   ___________________________________
                                   (10) SHARED DISPOSITIVE POWER
                                         22,100,000 (See Item 5)
   _________________________________________________________________
   (11) AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        22,100,000 (See Item 5)
   _________________________________________________________________
   (12) CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
        SHARES                                      (  )

   _________________________________________________________________
   (13) PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

        68.8% (See Item 5)
   _________________________________________________________________
   (14) TYPE OF REPORTING PERSON

        CO
   _________________________________________________________________


                               SCHEDULE 13D



   CUSIP No. 637844-30-9
   _________________________________________________________________
   (1)  NAMES OF REPORTING PERSONS
        S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

        NKK Corporation
   _________________________________________________________________
   (2)  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
                                                         (a)  ( )
                                                         (b)  ( )
   _________________________________________________________________
   (3)  SEC USE ONLY

   _________________________________________________________________
   (4)  SOURCE OF FUNDS

        Not Applicable
   _________________________________________________________________
   (5)  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)

   __________________________________________________________________
   (6)  CITIZENSHIP OR PLACE OF ORGANIZATION

        JAPAN
   _________________________________________________________________
                                   (7)  SOLE VOTING POWER
         NUMBER OF
          SHARES                            None
       BENEFICIALLY                ___________________________________
         OWNED BY                  (8)  SHARED VOTING POWER
           EACH
        REPORTING                       22,100,000 (See Item 5)
          PERSON                   ___________________________________
           WITH                    (9)  SOLE DISPOSITIVE POWER

                                         None
                                   ___________________________________
                                   (10) SHARED DISPOSITIVE POWER
                                         22,100,000 (See Item 5)
   _________________________________________________________________
   (11) AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        22,100,000 (See Item 5)
   _________________________________________________________________
   (12) CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
        SHARES                                      (  )

   _________________________________________________________________
   (13) PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

        68.8% (See Item 5)
   _________________________________________________________________
   (14) TYPE OF REPORTING PERSON*  (See Instructions)

        CO
   _________________________________________________________________


     Item 1.  Security and Issuer

               The class of equity securities to which this Statement relates is the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of National Steel Corporation, a Delaware corporation (the "Issuer" or the "Company"). The principal executive offices of the Issuer are located at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545-3440.

     Item 2.  Identity and Background

               (a) The persons filing this Statement are NKK Corporation, a Japanese corporation ("NKK"), and NKK U.S.A. corporation, a Delaware corporation ("NAC" and together with NKK, the "Filing Persons"). Attached as Exhibit A hereto and incorporated herein by reference is an agreement among the Filing Persons that this Statement is filed on behalf of each of them.

               (b) The business address of NKK is 1-1-2 Marunouchi, Chiyoda-Ku, Tokyo 100, Japan. The business address of NAC is 450 Park Ave., New York, NY 10022.

               (c) NKK and NAC, through their subsidiaries, manufacture steel and are engaged in engineering and construction. Attached as Schedule I hereto and incorporated herein by reference is a list of all executive officers and directors of each Filing Person. Schedule I also sets forth the address, principal occupation or employment and citizenship of each person listed thereon.

               (d) None of the Filing Persons or the persons set forth on Schedule I hereto has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors).

               (e) None of the Filing Persons or the persons set forth on Schedule I hereto has, during the last five years, been party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding it or he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     Item 3.  Source and Amount of Funds or Other Consideration.

               On February 3, 1993, NKK, NAC, National Intergroup, Inc. ("NII"), NII Capital Corporation ("NCC") and the Issuer entered into a definitive agreement (the "Agreement"), a copy of which is attached as Exhibit B hereto and incorporated herein by reference, pursuant to which, among other things, the common stock of the Issuer owned by NCC and NAC (the "Pre-Existing Common") was redesignated (the "Redesignation") as Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 65,000,000 shares of Class B Common Stock were authorized. Each Share of Class A Common Stock is convertible into Class B Common Stock on a one-to-one basis at any time at the option of the holder and in certain other situations described in Item 5. Shares of the Class A Common Stock and the Class B Common Stock are referred to herein collectively as "Shares".

               The Redesignation became effective on March 30, 1993, and the Filing Persons, as the beneficial owners of 22,100,000 shares of Class A Common Stock, became the beneficial owners of 22,100,000 shares of Class B Common Stock. See Item 5.

     Item 4.  Purpose of Transaction

               The Class A Common Stock was acquired by the Filing Persons as a result of the Redesignation described in Item 3.
     The Redesignation occurred in connection with the public offering of 10,000,000 shares of Class B Common Stock (the "Offering"), which closed on March 30, 1993. Following the Offering and by reason of the Redesignation, the Filing Persons continue to exercise control over the business of the Issuer by virtue of their ability to elect all of the members of the Board of Directors of the Issuer and by virtue of their majority voting power.

               The Filing Persons have informed the Issuer that they have no present intention to dispose of any shares of Class A
     Common Stock or acquire shares of Class B Common Stock, but they will periodically review their investment in the Issuer and may at any time (subject to limitations set forth in the Agreement and the Lock-Up Agreement described in Item 6) determine to decrease such investment, or to purchase shares of Class B Common Stock, depending upon various factors including, but not limited to, the price of the Class B Common Stock, the terms and conditions for their purchase or sale, general economic and stock market conditions, the Issuer's business and prospects, foreign and/or domestic regulatory changes and the amount of funds available to the Filing Persons.

               Except as set forth in this Item 4, none of the Filing Persons nor, to the best of their knowledge, any of the individuals named in Schedule I hereto, has any plans or proposals which relate to or which would result in any of the actions specified in clauses (a) through (j) of this Item 4 of Schedule 13 D.

     Item 5.   Interest in the Securities of the Issuer

               (a) As of the close of business on March 30, 1993, NAC directly owned 22,100,000 shares of Class A Common Stock, representing approximately 86.7% of the shares of Class A Common Stock outstanding on March 30, 1993. NKK may, by virtue of holding all the common shares of NAC, be deemed to own beneficially the Shares as to which NAC possesses a direct beneficial ownership. Each share of Class A Common Stock is entitled to two votes and each share of Class B Common Stock is entitled to one vote and, except as otherwise required by law, the Class A Common Stock and the Class B Common Stock vote together on all matters submitted to a vote of Stockholders. Consequently, on March 30, 1993, the Filing Persons held 72.5% of the voting power of the outstanding Shares.

               Each share of Class A Common stock is convertible into Class B Common Stock on a one-to-one basis at any time at the option of the holder. Accordingly, the Filing Persons are deemed to beneficially own the 22,100,000 shares of Class B Common Stock into which their Class A Common Stock is convertible. If all the shares of Class A Common Stock held by the Filing Persons were converted into Class B Common Stock, the Filing Persons would hold 22,100,000 shares of Class B Common Stock, representing approximately 68.8% of the shares of Class B Common Stock, and 56.8% of the aggregate voting power of all Shares, based upon the number of Shares outstanding on March 30, 1993.

               In the event that any share of Class A Common Stock ceases to be owned by NAC or any entity in which NKK holds a majority of the economic and voting interest, then without any action on the part of the holder, each such share of Class A Common Stock will automatically convert into a share of Class B Common Stock. In the event that, at any time, NKK (including entities in which NKK holds a majority of the economic and voting interest) shall own Shares representing less than a majority of the combined voting power of the then-outstanding capital stock of the Company, then, without any action on the part of the holders thereof, each outstanding share of Class A Common Stock will automatically convert into a share of Class B Common Stock.

               (b) By reason of the Redesignation, the Filing Persons may be deemed to share with each other the sole power to vote or to direct the vote and to dispose or to direct the disposition all the Class B Common Stock stated to be owned by them in Item 5(a).

               (c) Except for the transactions in connection with the Redesignation described in Item 3, there were no transactions in Shares by the Filing Persons or any of the persons set forth on
     Schedule I hereto that were effected during the past sixty days.

               (d)  Not applicable.

               (e)  Not applicable.

     Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

               On June 26, 1990, NKK, NII and the company executed a Stock Purchase and Recapitalization Agreement (the "Recapitalization Agreement"), a copy of which is attached as Exhibit C hereto and incorporated herein by reference, that resulted in changes to the capital structure of the Company and the relative percentage ownership positions of NKK and NII in the Issuer. Pursuant to the terms of the Recapitalization Agreement, in exchange for a portion of the Common Stock held by NII, the Company issued to NII Series A Preferred Stock (the "Series A Preferred") and Series B Preferred Stock (the "Series B Preferred"). At that same time, NKK purchased from NII the Series A Preferred and additional shares of Pre-Existing Common held by NII, representing in the aggregate an additional 20% of the capital stock of the Company, in exchange for $146.6 million in cash and the Put Right (as defined below), resulting in NKK obtaining a 70% ownership and voting interest in the Company and in NII's ownership and voting interest in the Company decreasing from 50% to 30%.

               The Issuer agreed, pursuant to the Recapitalization Agreement upon the request of NII and subject to certain conditions, to file at any time after June 26, 1995 a registration statement under the Securities Exchange Act of 1934 in order to permit NII to offer and sell all of the shares of Pre-Existing Common owned by it. NII would be required to pay all of the costs of any such offering, including underwriting discounts and commissions. In the event NII notifies the Issuer that it intends to exercise its demand registration rights, however, NKK has the ability for a period of 90 days to cause NII to negotiate in good faith the sale to NKK of NII's shares of Pre-Existing Common. The Issuer also granted NII and NKK the right, subject to certain conditions and exceptions, to include all or any portion of each of their shares of Pre-Existing Common in certain registration statements covering offerings of Pre-Existing Common by the Issuer. The Issuer has agreed to pay all of the costs associated with the inclusion of any such shares in the Issuer's registration statements, except underwriting discounts and commissions. In any such case, the Issuer agreed to indemnify NII and/or NKK, as the case may be, and their respective subsidiaries and affiliates and their officers, directors and controlling persons against certain liabilities in respect of any registration of their shares covered by the above provisions. The Recapitalization Agreement also provides NKK with certain rights of first refusal with respect to shares of Pre-Existing Common held by NII with respect to which NII intends to dispose of other than through the registration and sale of such shares as described above. In addition, the Recapitalization Agreement obligates NKK in certain circumstances not to sell any of its shares of Pre-Existing Common except to its affiliates or pursuant to a registration statement, unless NKK causes the third party purchaser to offer to purchase a number of shares of Pre-Existing Common held by NII as determined in accordance with the provisions of the Recapitalization Agreement.

               In connection with the execution of the Recapitalization Agreement, the Issuer, NKK and NII entered into a Put Agreement, dated June 26, 1990 (the "Put Agreement"), a copy of which is attached as Exhibit D hereto and incorporated herein by reference. The Put Agreement provides, among other things, for the ability of NII to cause NKK to purchase, at defined purchase prices, NII's rights to receive any dividend of mandatory redemption payment owed but not paid by the Company to NII on account of NII's ownership of the Series B Preferred.

               The Agreement described in Item 4 amends in certain respects the terms and conditions of the Recapitalization Agreement. It provides that upon the request of NII at any time after the 180 days following the date of the prospectus for the Offering, and subject to certain conditions, the Issuer will file a registration statement under the Securities Act in order to permit NII to offer and sell all of the Shares owned by NII. In addition, the registration rights provisions contained in the Recapitalization Agreement would continue to apply for the benefit of NKK and NII but only with respect to Class B Common Stock.

               The Agreement further requires that NKK and NAC execute and deliver to the managing underwriters of the Offering an agreement (the "Lock-Up Agreement"), a copy of which is attached as Exhibit E hereto and incorporated herein by reference, not to sell any shares of capital stock of the Issuer owned by such shareholders on or prior to the 180th day after the effective date of the Offering.

     Item 7.  Material to be Filed as Exhibits.

               Exhibit A -    Joint Filing Agreement, dated April 8,
                              1993, among NKK Corporation and NKK
                              U.S.A. Corporation.

               Exhibit B -    Agreement, dated February 3, 1993, among
                              NII Corporation, NKK U.S.A. Corporation,
                              National Intergroup, Inc., NII Capital
                              Corporation and National Steel
                              Corporation.

               Exhibit C -    Recapitalization Agreement, dated June
                              26, 1990, among NKK Corporation, NII
                              Corporation and National Steel
                              Corporation.

               Exhibit D -    Put Agreement, dated June 26, 1990, among
                              NKK Corporation, NII Corporation and
                              National Steel Corporation.

               Exhibit E -    Lock-Up Agreement, dated March 3, 1993,
                              among NKK Corporation, NKK U.S.A.
                              Corporation and J.P. Morgan Securities.


                                  SIGNATURES

               After reasonable inquiry and to the best of its knowledge and belief, each of the undersigned certifies that the information set forth in this statement with respect to it is true, complete and correct.

     Dated:  April ___, 1993

                                        NKK CORPORATION

                                        By: /s/ Osamu Sawaragi

                                        NKK U.S.A. CORPORATION

                                        By: /s/ Yoshitaka Fujitani



                                 EXHIBIT INDEX

                                                                 PAGE

     Exhibit A:     Joint Filing Agreement dated                 15
                    April 8, 1993, among NKK Corporation
                    and NKK U.S.A. Corporation.

     Exhibit B:     Agreement, dated February 3, 1993,           16
                    among NII Corporation, NKK U.S.A.
                    Corporation, National Intergroup, Inc.,
                    NII Capital Corporation and National
                    Steel Corporation.

     Exhibit C:     Recapitalization Agreement, dated            41
                    June 26, 1990, among NKK Corporation,
                    NII Corporation and National Steel
                    Corporation.

     Exhibit D:     Put Agreement, dated June 26, 1990,          105
                    among NKK Corporation, NII Corporation
                    and National Steel Corporation

     Exhibit E:     Lock-Up Agreement dated March 3, 1993,       120
                    among NKK Corporation, NKK U.S.A.
                    Corporation and J.P. Morgan Securities.